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                                                            Exhibit 10.24

                             CONSULTANT AGREEMENT

BETWEEN: ATHENA MEDICAL CORPORATION, a Nevada corporation, dba "AFEM
         Medical Corporation" ("AFEM");

AND:     JAMES R. WILSON ("Consultant").

DATED:   Effective December 1, 1996.

    1    Consultant agrees to serve as a consultant to AFEM in
manufacturing, distributing, marketing and financing. The parties anticipate that Consultant shall devote approximately one to two days of each week in performing such services, as requested by AFEM but at such times and places as are determined by Consultant.

    2    This Agreement may be terminated by either party, for any reason or no reason, upon 30 days' prior written notice, which will be deemed given upon personal delivery to the other party, or 24 hours after mailing (by certified mail, return receipt requested) to the other party's address set forth below.

    3    AFEM shall pay to Consultant $2,500.00 per month, commencing on the effective date of this Agreement and payable 15 days after receipt of Consultant's invoice. Such fee is intended to compensate Consultant for normal travel expenses (such as those between Consultant's home and AFEM's principal office) and incidental expenses. However, non-ordinary reasonable expenses (such as out-of-state travel) incurred by Consultant may be reimbursed if first approved in advance by an officer of AFEM, and if evidenced by receipts and vouchers substantiating each such expense.

    4    Consultant is an independent contractor, and accepts sole
responsibility for payment of all income taxes, withholdings and contributions required by federal, state and local law as to himself and any of his employees. Neither Consultant nor any of his employees is entitled to workers' compensation, unemployment, health, retirement or any other contribution, insurance or benefit from AFEM by virtue of this Agreement.

    5    Consultant agrees that any and all information relating to AFEM's products, proposals, methods, research, marketing or other business plans, and other financial or business information, whether or not considered trade secret or proprietary (collectively, "Information") disclosed to or obtained by Consultant during the course of his relationship with AFEM (whether before or during the term of this Agreement) is the exclusive property of AFEM and will not at any time be disclosed, copied or summarized by Consultant or any of his employees to any person or entity without the prior written consent of AFEM in each instance. The foregoing does not apply to any Information

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which is publicly available or obtained by Consultant without breach of any obligation of confidentiality. Consultant agrees to promptly return to AFEM upon request at any time all documents containing Information, including notes, files, correspondence, memoranda, diskettes, summaries, sketches and reports, without retaining any copies. Consultant further agrees that violation of this Section 5 would cause irreparable injury to AFEM, and AFEM will by reason thereof be entitled to preliminary relief such as a temporary restraining order or preliminary injunction, without posting bond therefor. In any action at law or in equity to enforce or interpret this Section 5, the prevailing party will be entitled to reasonable attorney fees and costs, as determined by the court.

    6    This Agreement may not be assigned, and the duties and rights under it may not be subcontracted, by either party without the prior written consent of the other. This Agreement shall be construed in accordance with the laws of Oregon. This Agreement represents the final and conclusive agreement between the parties, and supersedes all prior and contemporaneous letters, discussions and understandings between them, oral or written. This Agreement may only be amended or extended in a writing signed by both parties.

     EXECUTED as of the date first set forth above.

                                          Athena Medical Corporation

                                          By:______________________________
                                          James E. Reinmuth,
                                          Chief Executive Officer

                                          By:______________________________
                                          William H. Fleming, President

                                          10180 SW Nimbus Avenue, Suite J-5
                                          Portland, OR 97223



                                          ________________________
                                          James R. Wilson

                                          3198 Powder River Drive
                                          Eugene, OR 97408